UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 19, 2005, the Company took steps to commit itself to integrate the business operations of its customer loyalty and retention marketing program, Retention Performance Marketing, with its customer lead management product, WebControl, (the “ Integration”). The Company determined to proceed with the Integration in order to increase efficiency and respond to market demand for integrated customer relationship management solutions. As part of the Integration, the Company intends to close its Houston office and to move the operations of such office to its offices in Irvine, California and/or Westerville, Ohio. Certain employees in the Houston office may relocate to the Company’s offices in Irvine, California and/or Westerville, Ohio. The Company expects to complete the Integration by December 31, 2005.

The Company estimates that the total expenses relating to the Integration, primarily consisting of retention, severance and relocation costs, will be between $175,000 and $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and General Counsel

Date: April 25, 2005